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Exhibit 23.2

INDEPENDENT AUDITORS' CONSENT

        We consent to the use in this Amendment No. 9 to Registration Statement No. 333-98369 of Wynn Las Vegas, LLC and Wynn Las Vegas Capital Corp. on Form S-1 of our reports dated June 6, 2002 (October 2, 2002 as to Note 12) (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the restatement of the financial statements at Note 12), and August 21, 2002 (October 3, 2002 as to Note 6) (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the restatement of the financial statements at Note 6), appearing in the Prospectus, which is part of this Registration Statement, and of our report dated June 6, 2002, relating to the financial statement schedule appearing elsewhere in this Registration Statement. We also consent to the reference to us under the headings "Selected Financial Data", "Experts" and "Independent Accountants" in such Prospectus.

DELOITTE & TOUCHE LLP

Las Vegas, Nevada
October 24, 2002

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  Exhibit 23.2
INDEPENDENT AUDITORS' CONSENT